UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 6, 2019
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(b) On June 6, 2019, at the annual meeting of stockholders (the “Annual Meeting”) of Live Nation Entertainment, Inc. (the “Company”):
1. Mark Carleton, Maverick Carter, Ari Emanuel, Ted Enloe, Ping Fu, Jeff Hinson, Jimmy Iovine, Jim Kahan, Greg Maffei, Randall Mays, Michael Rapino, Mark Shapiro and Dana Walden were elected as directors to serve for a term of one year expiring at the annual meeting of stockholders to be held in 2020 or until their successors are elected and qualified; and
2. Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the 2019 fiscal year.
The final results of the voting at the Annual Meeting were as follows:

Proposal No. 1 – Election of Directors
Nominees	For	Against	Abstained	Broker Non-Votes
Mark Carleton	159,410,327	34,636,852	100,488	4,520,609
Maverick Carter	161,626,088	32,421,684	99,895	4,520,609
Ari Emanuel	161,201,345	32,846,445	99,877	4,520,609
Ted Enloe	161,574,960	32,413,946	158,761	4,520,609
Ping Fu	161,632,710	32,413,236	101,721	4,520,609
Jeff Hinson	161,468,658	32,576,961	102,048	4,520,609
Jimmy Iovine	161,932,681	32,114,268	100,718	4,520,609
Jim Kahan	161,686,707	32,360,580	100,380	4,520,609
Greg Maffei	110,619,729	83,417,182	110,756	4,520,609
Randall Mays	145,480,948	48,564,555	102,164	4,520,609
Michael Rapino	161,945,382	32,101,923	100,362	4,520,609
Mark Shapiro	160,935,448	33,111,371	100,848	4,520,609
Dana Walden	108,354,585	85,692,395	100,687	4,520,609

Proposal No. 2 – Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2019
For	Against	Abstained
197,689,028	888,943	90,305

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
June 10, 2019